Exhibit 10.2

AMENDMENT OF PERFORMANCE-BASED

RESTRICTED STOCK UNIT AWARD AGREEMENTS

This Amendment of Performance-Based Restricted Stock Unit Award Agreements (the “Amendment”) is entered into between West Corporation, a Delaware corporation (the “Company”), and ________________ (“Grantee”), and is effective as of ___________, 2017.

WHEREAS, the Company and the Grantee previously have entered into Performance-Based Restricted Stock Unit Award Agreements dated _____________, ____________ and _______________ (each, a “PBRSU Agreement”);

WHEREAS, on May 9, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Mount Olympus Holdings, Inc., a Delaware corporation (“Parent”), Olympus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company, causing the Company to become a wholly owned subsidiary of Parent (the “Merger”), subject to the terms and conditions set forth in the Merger Agreement;

WHEREAS, the Merger will constitute a Change in Control under the terms of the PBRSU Agreements; and

WHEREAS, the Merger Agreement permits the Company and Grantee to amend the PBRSU Agreements to modify the manner in which the applicable performance measures are deemed to have been satisfied upon the consummation of the Merger.

NOW, THEREFORE, in consideration of the Merger, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and contingent upon consummation of the Merger, Section 5.B. of each PBRSU Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding any of the other provisions herein, upon and subject to the consummation of the Merger, as defined by, and pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) by and among Mount Olympus Holdings, Inc., a Delaware corporation (“Parent”), Olympus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and the Company, dated as of May 9, 2017, which occurs prior to the end of the Performance Period, the vesting percentage will be equal to 100% and the RSUs shall vest and the Shares associated with the RSUs shall become issuable on the earlier to occur of (x) a Qualifying CIC Termination (as defined below) of Grantee’s Employment and (y) the final date of the Performance Period, provided, in the case of (x) above, Grantee’s Employment remains continuous until immediately prior to the Qualifying CIC Termination and, in the case of (y) above, Grantee’s Employment remains continuous through the final day of the Performance Period.”

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date set forth above.

GRANTEE	WEST CORPORATION

By:
Name:
Title:

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